Exhibit 99.1

NOVAGOLD and the National Fish and Wildlife Foundation (NFWF)
Collaborate to Protect, Conserve and Restore Alaska's Fish and Wildlife

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The Program will integrate NFWF’s expertise with Donlin Gold’s wealth of baseline data and Native Alaskans’ regional experience and ecological knowledge to enhance fish and wildlife in Alaska for many years to come

September 04, 2014 — Vancouver, British Columbia — NOVAGOLD RESOURCES INC. (TSX, NYSE-MKT: NG) announced that it will invest in NFWF’s Alaska Fish and Wildlife Fund conservation initiative designed to protect, conserve and restore fish and wildlife in Alaska.

The Alaska Fish and Wildlife Fund initiative has identified Alaskan land and activities that offer significant opportunities to protect and enhance fish and wildlife species, as well as their habitats. The objectives of the program are to:

▶	Improve monitoring and management of species populations by filling key information gaps

▶	Support conservation planning efforts targeted at minimizing impacts of multiple land uses on species populations

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Benefit from Native Alaskans’ traditional knowledge in natural resource management and species conservation efforts through their active involvement in development and implementation of education and outreach programs

▶	Provide additional watershed information essential to identify, monitor and conserve key salmon resources

▶	Facilitate technological and management improvements to advance the sustainability of fisheries

Drawing on its experience as one of the nation’s largest conservation funders, NFWF developed a science-based plan with a goal to deliver meaningful and measurable conservation outcomes; provide leverage by engaging federal and state agencies, academia, conservation peers, businesses, and communities to maximize conservation benefits; and meet a need for more investments to protect and enhance Alaska’s natural heritage. Notably, as a leading conservation organization, NFWF greatly complements Donlin Gold’s and NOVAGOLD’s efforts as an industry-leader in voluntary conservation efforts.

“The lands and waters of Alaska provide a home for an incredible number of fish and wildlife species,” said Jeff Trandahl, executive director and CEO of NFWF.  “We applaud this commitment from NOVAGOLD and Donlin Gold as a significant contribution toward conserving the wetlands, streams and wild places of Alaska for future generations.”

"In today's world, I believe that there is no greater calling than to harness the golden mean between the twin imperatives of human empowerment and the conservation of the natural world," said Dr. Thomas Kaplan, NOVAGOLD's Chairman. "Greg Lang and all of NOVAGOLD's management team are committed to devising and implementing the very best practices in our industry. It is in this spirit that NOVAGOLD is partnering with NFWF, the Gold Standard in environmental leadership. We, the Board members of NOVAGOLD, are truly proud of the fact that our company and NFWF have come together to create an extraordinary partnership that can serve as a model for the sustainable development of natural resources."

"Our partnership with NFWF exemplifies NOVAGOLD's strong and active commitment toward responsible mine development in combination with the sustainable protection of Alaska's natural endowment for the benefit of future generations,” said Greg Lang, NOVAGOLD’s President and CEO. "Donlin Gold’s baseline environmental studies are among the most comprehensive ever undertaken in our sector. By deploying our substantial expertise, which NOVAGOLD'S team has built over many years of study and research in Alaska, and helping NFWF in its efforts to protect and restore wetland and freshwater systems in the State, we are confident that this program will also enhance the economic well-being of the local communities in our region as we take Donlin Gold through development."

Phase 1 of the program is well underway with the establishment of a business plan that follows NFWF’s institutional approach of focusing on species outcomes as the main goal, working to enhance the viability of each target population by improving their resilience and mitigating threats. To achieve these species goals, NFWF identified three focal geographies as initial investment areas: the Arctic-Bering Sea, the Yukon-Kuskokwim Region, and the Cook Inlet/Matanuska-Susitna watershed. Many of the funded projects will be led by Alaskan communities to increase the active involvement of local residents in the subsistence management process and enhance the dialogue around conservation needs. Requests For Proposals distributed in May generated many worthwhile responses offering conservation benefits in these regions. The second phase of the program, to commence in 2015, will invest in the launch of the selected conservation projects.  NFWF will use its scientific and conservation experience to monitor the progress of and provide guidance for each project.

An important conservation initiative in the Yukon-Kuskokwim region, titled “Bridging the Gap between Native Communities and Conservation”, was recently approved for funding by NFWF and aims to help address the decline in salmon abundance that has caused significant hardships on local communities as well as families of the Yukon-Kuskokwim region. The project is structured to increase conservation, outreach, and education efforts through an enhanced Refuge Information Technician (RIT) program. This initiative will employ local Native Alaskans who possess valuable regional experience, traditional ecological knowledge, Yup’ik language skills, and cultural sensitivity as intermediaries to communicate conservation objectives to local residents and share community questions and concerns with natural resource managers. In addition to the RIT program, the initiative will provide summer internships through the Alaska Native Science and Engineering Program (ANSEP) to local students with the goal of increasing students’ interests in resource management. The internships will provide each participant with an opportunity to broaden skills in fisheries management, offer future connections for career advancement, and provide a community-based source of income. As familiar faces in the region, both RITs and ANSEP students will serve as a trusted source of information for their communities and natural resource managers, providing leadership and guidance on management of a resource that is critical to physical and cultural life along the Kuskokwim and Yukon rivers.

For the past decade, the Donlin Gold team has been conducting extensive baseline studies around the proposed mine area, including assessments of salmon species and habitat in the Kuskokwim River watershed. The results of these baseline studies have been integrated into the overall mine planning process and are being used to support the ongoing environmental assessment and permitting programs. The partnership with NFWF reflects Donlin Gold’s commitment to socially responsible investment and science-based initiatives with measurable outcomes to protect and enhance species and habitat in the Kuskokwim River watershed. Donlin Gold, with its work accomplished to date along with its contributions of time and financial resources, will complement NFWF's experience and ability in developing and implementing significant conservation programs.

NOVAGOLD believes that a company must earn its social license. It has put in place systems and procedures to “do it right” from the very beginning. Donlin Gold has taken part in extensive outreach activities with communities in the region since the early phases of exploration. The intent has been to provide residents with information about Donlin Gold and also to seek feedback on the project.  NOVAGOLD supports the establishment of these important lines of communication because they set a strong precedent for successful collaborative working relationships. These procedures and policies form the foundation on which NOVAGOLD operates today as the company continues to ensure that all of its projects are developed to the highest technical, environmental, social and economic standards.  NOVAGOLD’s support for NFWF’s Alaska initiatives, especially in the Yukon-Kuskokwim region, underscores the company’s commitment to responsible mine development in harmony with protection of the State’s important fish and wildlife resources.

▶ www.NOVAGOLD.com
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About NFWF

Established by Congress in 1984, the National Fish and Wildlife Foundation (NFWF) sustains, restores and enhances the nation's fish, wildlife, plants and habitats. Working with federal, corporate and individual partners, NFWF has funded more than 4,000 organizations and committed more than $2.3 billion to conservation projects. Learn more at www.nfwf.org.

About NOVAGOLD

NOVAGOLD is a well-financed precious metals company engaged in the exploration and development of mineral properties in North America. Its flagship asset is the 50%-owned Donlin Gold project in Alaska.  NOVAGOLD also owns 50% of the Galore Creek copper-gold-silver project located in northern British Columbia. Learn more at www.novagold.com.

NOVAGOLD Contact:	NFWF Contact:
Mélanie Hennessey	Rob Blumenthal
Vice President, Corporate Communications	Director, Communications
604-669-6227 or 1-866-669-6227	202-595-2457

▶ www.NOVAGOLD.com
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